EXHIBIT 99.1

                           CHANGE OF CONTROL AGREEMENT

     THIS AGREEMENT is effective as of this 30th day of June, 2003 and is entered into by and among NSD Bancorp, Inc. ("Corporation"), a Pennsylvania business corporation having a place of business at 100 Federal Street, Pittsburgh, Pennsylvania 15212, NorthSide Bank ("Bank"), a bank chartered under the laws of the Commonwealth of Pennsylvania, having a place of business at 100 Federal Street, Pittsburgh, Pennsylvania 15212, and Andrew W. Hasley ("Executive"), an adult individual residing at 549 Clemson Drive, Pittsburgh, PA 15243, (collectively the "Parties" and, individually, sometimes a "Party").

                                   WITNESSETH:

     WHEREAS, the Executive is employed by the Corporation and Bank to serve in the capacity of President and Chief Operating Officer; and

     WHEREAS, this Agreement is intended to provide Executive with certain benefits upon a Change of Control (as defined in Section 2(a)); and

     WHEREAS, the purpose of this Agreement is to specify certain severance benefits that the Corporation and/or Bank will pay to the Executive in the event of a Change of Control (as defined in Section 2(a)), but is not intended to affect, nor does it affect, the terms of employment of the Executive absent a Change of Control (as defined in Section 2(a)) of the Corporation or Bank.

     NOW THEREFORE, in consideration of the Executive's service to the Corporation and Bank as well as of the mutual covenants, undertakings and agreements set forth herein and intending to be legally bound hereby, the Parties agree as follows:

     1.   TERM OF AGREEMENT.

          (a) The term of this Agreement shall be effective as of the day and year written above, and shall continue until either Executive, or the Corporation, and Bank gives the other written notice of termination of employment, with or without cause; provided, however, that during the period of time between the execution of an agreement to effect a Change of Control (as defined in Section 2(a)) and the actual Date of Change of Control (as defined in
               Section 2(b)), termination of the Executive's employment, demotion of the Executive, the removal of the Executive from membership on the Corporation's and Bank's Boards of Directors and/or reduction of the Executive's salary or benefits shall only be for Cause (as defined in Section 1(b)).

          (b) As used in this Agreement, "Cause" shall mean any of the following:

               (i) Executive's conviction of or plea of guilty or nolo contendere to a felony, a crime of falsehood or a crime involving moral turpitude, or the actual incarceration of Executive for a period of time in excess of 30 days;


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              (ii)  Executive's intentional failure to follow the good faith lawful instructions of the Boards of Directors of the Corporation or Bank with respect to their operations;

             (iii) Executive's failure to perform Executive's duties to the Corporation or Bank (other than a failure resulting from Executive's incapacity because of physical or mental illness), which failure results in monetary or other injury to the Corporation or Bank and Executive fails to cure such failure within fifteen (15) days following written notice thereof by the Board of Directors;

              (iv) gross negligence of the Executive in the performance of his duties;

               (v) Executive's breach of fiduciary duty involving personal profit;

              (vi) Executive's violation of any law, rule or regulation governing banks or bank officers which is not insignificant or any final cease and desist order issued by a bank regulatory authority;

             (vii) Executive's unlawful discrimination, including harassment, against the Corporation's or Bank's employees, customers, business associates, contractors, or visitors;

            (viii) Executive's theft of the Corporation's or Bank's property or the property of the Corporation's or Bank's customers, employees, contractors, vendors, or business associates;

              (ix) any final removal or prohibition order to which the Executive is subject, by a federal banking agency pursuant to Section 8(e) or 8(g) of the Federal Deposit Insurance Act or by the Pennsylvania Department of Banking; or

               (x)  any act of fraud by Executive.

The Executive shall not be deemed to have been terminated, demoted, removed or had his salary or benefits reduced for Cause unless and until he shall have received a written notice of such from the Board, accompanied by a resolution duly adopted by the affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (after reasonable notice to the Executive and a reasonable opportunity for the Executive to make oral and written presentations to the members of the Board, on his own behalf or through a representative, who may be his legal counsel, to refute the grounds for the proposed determination) finding that in the good faith opinion of the Board grounds exist for such action. Provided however, that (i) at the discretion of the Board, the effective date of termination, demotion, removal or reduction of salary or benefits may relate back to the date of the written notice; and (ii) the Board may during the period of time beginning with the written notice contemplated in this section, until affirmative vote of a majority or the entire Board, place the Executive on suspension with pay without such action being deemed to be a termination, demotion, removal or reduction of salary or benefits.


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

     2.   CHANGE OF CONTROL.

          (a) As used in this Agreement, "Change of Control" shall mean the occurrence of any of the following:

               (i) (A) a merger, consolidation or division involving Corporation or Bank, (B) a sale, exchange, transfer or other disposition of substantially all of the assets of Corporation or Bank, or (C) a purchase by Corporation or Bank of substantially all of the assets of another entity, unless (y) such merger, consolidation, division, sale, exchange, transfer, purchase or disposition is approved in advance by seventy percent (70%) or more of the members of the Boards of Directors of the Corporation and Bank who are not interested in the transaction and (z) a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction and of the Board of Directors of such entity's parent corporation, if any, are former members of the Board of Directors of Corporation or the Bank, as the case may be; or

              (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than Corporation or Bank or any "person" who on the date hereof is a director or officer of Corporation or Bank is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Corporation or Bank representing twenty-five percent (25%) or more of the combined voting power of Corporation's or Bank's then outstanding securities, or

             (iii) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of Corporation or Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

              (iv) any other change in control of Corporation or Bank similar in effect to any of the foregoing.


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

          (b) For purposes of this Agreement, the "Date of Change of Control" shall mean:

               (i) the first date on which a "person" or group of "persons" (as such term is used in Sections 13(d), and 14(d) of the Exchange Act,) acquire the beneficial ownership of twenty-five (25%) percent or more of the Corporation's or Bank's voting securities;

              (ii) the date of the closing of a transaction transferring all or substantially all of the Corporation's or Bank's assets or by which the Corporation or Bank acquires substantially all of the assets of another entity;

             (iii) the date on which a merger, consolidation or business combination becomes effective; or

              (iv) the date on which individuals that formerly constituted a majority of the Board of Directors of the Corporation or Bank as contemplated by Section 2(a)(iii) above, cease to be a majority.

     3.   RIGHTS IN THE EVENT OF A CHANGE OF CONTROL.

          (a) If during the period of time between the execution of an agreement to effect a Change of Control and the actual Date of the Change of Control Executive's employment is terminated for Cause, then all rights of the Executive under this Agreement shall cease as of the effective date of such termination, except that Executive (i) shall be entitled to receive accrued salary through the date of such termination and (ii) shall be entitled to receive the payments and benefits to which he is then entitled under the employee benefit plans of the Corporation or Bank as of the date of such termination.

          (b) If a Change of Control occurs and the Executive was not terminated for Cause prior to the Date of the Change of Control or if during the period of time between the execution of an agreement to effect a Change of Control and the actual Date of Change of Control Executive's employment was terminated, he was demoted, he was removed from membership on the Corporation's or Bank's Board of Directors, or his salary or benefits were reduced, other than for Cause, then the Executive shall be paid a lump sum cash payment as of the Date of Change of Control equal to two (2) times the Executive's then current Annual Direct Salary (as defined herein) plus two (2) times either (w) if the Date of Change of Control occurs on or prior to September 30th, 100% of the bonus and incentive compensation paid to the Executive for the prior calendar year or (x) if the Date of Change of Control occurs subsequent to September 30th, the projected annualized bonus and incentive compensation to be paid to the Executive for the current calendar year, provided that the Date of Change of Control occurs within the first three (3) years following the date of this Agreement. If the Date of Change of Control occurs after the first three (3) years following the date of this Agreement, then the Executive shall be paid a lump sum cash payment as of the Date of Change of Control equal to two and one-half (2.5) times the Executive's then current Annual Direct Salary plus two and one-half (2.5) times either (y) if the Date of Change of Control occurs on or prior to September 30th, 100% of the bonus and incentive compensation paid to the Executive for the prior calendar year or (z) if the Date of Change of Control occurs subsequent to September 30th, the projected annualized bonus and incentive compensation to be paid to the Executive for the current calendar year.

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

               In addition, notwithstanding the payments to the Executive contemplated by this Section 3(b) and possibly Section 5 hereof, if the Executive is requested by the Corporation, Bank or a successor thereto to remain in the employ of the Corporation, Bank or a successor thereto following the Date of Change of Control, the Executive expressly agrees, subject to the condition set forth below, to remain in the employ of the Corporation, Bank, or successor for not less than six months following the Date of Change of Control. The Corporation, Bank or successor thereto shall have the right to request the Executive remain in the employ of the Corporation, Bank, or successor for a period of less than six months following the Date of Change of Control. The Executive agrees to remain an employee of the Corporation, Bank, or successor pursuant to their request conditioned upon the Executive being compensated in the same amount and on the same terms as he was compensated immediately prior to the Date of Change of Control, including participation in all employee benefit plans to which he would otherwise be entitled.

               The Corporation, Bank or successor thereto shall maintain and provide for a period of twenty four (24) months following the later of (i) the Date of Change of Control or (ii) the termination of any continued employment by the Executive following the Date of Change of Control as contemplated by the preceding paragraph, in any event not to exceed thirty (30) months, at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Change of Control. However, in the event the Executive's participation in any plan, program or arrangement is barred or discontinued or the benefits thereunder are materially reduced, the Corporation and Bank shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Change of Control at the Corporation's and Bank's sole expense, provided, however, that the Corporation's and Bank's obligation to provide the Executive with substantially similar benefits in such events shall not be interpreted as requiring the Corporation or Bank to pay a premium or otherwise expend funds to secure such benefit which would exceed 120% of the premium or other expenditure which the Corporation or Bank was paying or expending immediately prior to the Date of Change of Control for such plan, program or arrangement.


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

               In the event a payment is due pursuant to this Agreement and the Bank is subject to 12 C.F.R. Part 359, the Bank shall receive the prior written consent of the Federal Deposit Insurance Corporation prior to being obligated to make any payments. In such event, the Bank shall, in good faith, request the prior written consent of the Federal Deposit Insurance Corporation.

               Executive shall not be required to mitigate the amount of any payment provided for in this Section by seeking other employment or otherwise. Unless otherwise agreed to in writing, the amount of payment provided for in this Section shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

     4. DEFINITION OF "ANNUAL DIRECT SALARY". For purposes of this Agreement, "Annual Direct Salary" shall be defined as the Executive's fixed, gross, base annual salary then in effect as determined by the Board from time to time and shall not include any benefits, bonuses, incentives or other compensation.

     5.   ADDITIONAL BENEFITS UNDER CERTAIN CIRCUMSTANCES

          (a) If the payments and benefits pursuant to Section 3 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Corporation and Bank would constitute a "parachute payment" as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code") (the "Initial Parachute Payment"), then the Corporation and Bank shall pay to the Executive in a lump sum on the Date of Change of Control, a cash amount equal to the sum of the following:

               (i) ten (10) percent (or such other percentage equal to one-half of the tax rate imposed by Section 4999 of the Code) of the amount by which the Initial Parachute Payment exceeds the Executive's "base amount" from the Corporation and Bank, as defined in Section 280G(b)(3) of the Code, with the difference between the Initial Parachute Payment and the Executive's base amount being hereinafter referred to as the "Initial Excess Parachute Payment"; and


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

              (ii) such additional amount (tax allowance) as may be necessary to compensate the Executive for the payment by the Executive of all applicable federal, state and local income and excise taxes on the payment provided under clause (i) above and on any payments under this clause (ii). In computing such tax allowance, the payment to be made under clause (i) above shall be multiplied by the "gross up percentage" ("GUP"). The GUP shall be determined as follows:

                                 --------     ---------------
                                                Tax Rate
                                  GUP =       ---------------
                                                1- Tax Rate
                                 --------     ---------------

                    The Tax Rate for purposes of computing the GUP shall be the highest marginal federal, state and local income and employment-related tax rate, including any applicable excise tax rate, applicable to the Executive in the year in which the payment under clause (i) above is made.

          (b) Notwithstanding the foregoing, if it shall subsequently be determined in a final judicial determination or a final administrative settlement to which the Executive is a party that the actual excess parachute payment as defined in Section 280G(b)(1) of the Code is different from the Initial Excess Parachute Payment (such different amount being hereafter referred to as the "Determinative Excess Parachute Payment"), then the Corporation's and Bank's independent tax counsel or accountants shall determine the amount (the" Adjustment Amount") which either the Executive must pay to the Corporation and Bank or the Corporation and Bank must pay to the Executive in order to put the Executive (or the Corporation and Bank, as the case may be) in the same position the Executive (or the Corporation and Bank, as the case may be) would have been if the Initial Excess Parachute Payment had been equal to the Determinative Excess Parachute Payment. In determining the Adjustment Amount, the independent tax counsel or accountants shall take into account any and all taxes (including any penalties and interest) paid by or for the Executive or refunded to the Executive or for the Executive's benefit. As soon as practicable after the Adjustment Amount has been so determined, the Corporation and Bank shall pay the Adjustment Amount to the Executive or the Executive shall repay the Adjustment Amount to the Corporation and Bank, as the case may be.



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

          (c) Notwithstanding anything in this Section 5 to the contrary, the payment contemplated by this Section 5 shall be made provided the amount of the Initial Parachute Payment equals or exceeds 3.1 times the Executive's "base amount" from the Corporation and Bank, as defined in Section 280G(b)(3) of the Code. If the Initial Parachute Payment does not equal or exceed 3.1 times the Executive's base amount, as defined, such payment shall be reduced, as determined by the Executive, to the extent necessary to avoid the imposition of an excise tax pursuant to Section 4999 of the Code.

     6. UNAUTHORIZED DISCLOSURE. During the term of his employment, or at any later time, the Executive shall not, without the written consent of the Boards of Directors of Corporation and Bank or a person authorized thereby, knowingly use or disclose to any person, other than an employee of the Corporation and Bank or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of Corporation and Bank, any material confidential information obtained by him while in the employ of Corporation or Bank with respect to any of the services, products, improvements, formulas, designs or styles, processes, customers, customer lists, methods of business or any business practices of Corporation, Bank, or their subsidiaries or affiliates, the disclosure of which could be or will be damaging to Corporation, Bank, or its subsidiaries and affiliates; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by Bank or its subsidiaries or affiliates or any information that must be disclosed as required by law.

     7. NO EMPLOYMENT CONTRACT. This Agreement is not an employment contract. Nothing contained herein shall guarantee or assure Executive of continued employment by Corporation or Bank.

     8. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

              If to the Executive:            Andrew W. Hasley
                                              549 Clemson Drive
                                              Pittsburgh, PA 15243



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

              If to the Corporation:          Mr. Lawrence R. Gaus
                                              Chairman of the Board of Directors
                                              NorthSide Bank
                                              5004 McKnight Road
                                              Pittsburgh, PA 15237-3418

          or to such other address as Executive, Corporation or Bank may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     9. SUCCESSORS; BINDING AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Corporation, Bank and Executive, their respective personal representatives, heirs or successors, provided, however, that the Executive may not commute, anticipate, encumber, dispose or assign any payment herein except as specifically set forth in Section 12 of this Agreement.

     10. SEVERABILITY. If any provision of this Agreement is declared unenforceable or invalid for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

     11. WAIVER; AMENDMENT. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Executive and an executive officer specifically designated by the Boards of Directors of Corporation and Bank. No waiver by either party, at any time, of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement may be amended or canceled only by mutual agreement of the parties in writing.

     12. PAYMENT OF MONEY DUE DECEASED EXECUTIVE. In the event of Executive's death, any monies that may be due him from the Corporation or Bank under this Agreement as of the date of death or thereafter, shall be paid to the person designated by him in writing for this purpose, or, in the absence of any such designation, to his estate.

     13. LIMITATION OF DAMAGES FOR BREACH OF THIS AGREEMENT. In the event of a breach of this Agreement, by either the Corporation or Bank on the one hand or Executive on the other hand, each hereby (i) waives to the fullest extent permitted by law, the right to assert any claim against the others for punitive or exemplary damages and (ii) agrees that the non-breaching Party shall be entitled to the recovery of reasonable attorney's fees and costs (not to exceed $20,000) incurred in enforcing such Party's rights hereunder.


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     14.  ARBITRATION. Corporation, Bank and Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution, in Pittsburgh, Pennsylvania or as mutually agreed upon by the parties, to the American Arbitration Association (the "Association") in accordance with the Association's National Rules for the Resolution of Employment Disputes or other applicable rules then in effect ("Rules"). Corporation, Bank or Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the Rules. Corporation, Bank and Executive may, as a matter of right, mutually agree on the appointment of a particular arbitrator from the Association's pool. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania, but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, Corporation, Bank and Executive shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein.

     15. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law principles.

     16. HEADINGS. The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

     17. ENTIRE AGREEMENT. This Agreement supersedes any and all prior agreements, either oral or in writing, between the Parties with respect to the subject matter hereof and this Agreement contains all the covenants and agreements between the Parties with respect to same.

     IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused this Agreement to be duly executed in their respective names and, in the case of the Corporation or Bank by its authorized representatives the day and year above mentioned.


ATTEST:                        NSD, Bancorp, Inc.

/s/ William C. Marsh                 /s/ Lawrence R. Gaus
--------------------------     By ----------------------------------------
                                  Lawrence R. Gaus, Chairman, Board of Directors


ATTEST:                        NorthSide Bank

/s/ William C. Marsh                 /s/ Lawrence R. Gaus
--------------------------     By ---------------------------------------
                                  Lawrence R. Gaus, Chairman, Board of Directors


WITNESS:                       EXECUTIVE:

/s/ William C. Marsh                 /s/ Andrew W. Hasley
--------------------------     By ---------------------------------------
                                  Andrew W. Hasley





















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